UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

GTJ REIT, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-136110	20-5188065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1399 Franklin Avenue Suite 100
Garden City, New York		11530
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 693-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On or about March 25, 2024, GTJ REIT, Inc., a Maryland corporation (the “Registrant”), will send a letter to its stockholders to provide information regarding the estimated net asset value per share as described below in Item 8.01 to be used in connection with the Registrant’s Amended and Restated Share Redemption Program (“SRP”) for the period which commenced on December 1, 2023 and will end on May 31, 2024. A copy of the letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01 Other Events.

Overview

On March 12, 2024, the Registrant’s board of directors (the “Board”), including all of the Board’s independent directors, unanimously approved and established an estimated net asset value per share of the Registrant’s shares of common stock, $0.0001 par value per share (the “Common Stock”), of $29.00 based on the estimated value of the Registrant’s assets less the estimated value of the Registrant’s liabilities, or net asset value (“NAV”), divided by the number of shares of Common Stock issued and outstanding, including interpolated shares from the conversion of units from the Registrant’s operating partnership, calculated as of December 31, 2023. The Registrant is providing this estimated NAV per share in connection with setting the repurchase price for the Common Stock under the SRP for the period which commenced on December 1, 2023 and will end on May 31, 2024. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (“IPA Valuation Guidelines”), in addition to guidance from the SEC. The Registrant believes that there were no material changes between December 31, 2023 and the date of this filing that would impact the estimated NAV per share.

The Board previously determined an estimated per share NAV of the Common Stock of $23.39 calculated as of December 31, 2022, for the period under the SRP that ended on November 30, 2023. The Registrant publishes an updated estimated NAV per share on at least an annual basis for the SRP.

The Board is responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Registrant’s estimated NAV per share, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. The Board approved the engagement of Kroll, LLC (formerly Duff & Phelps, LLC) (“Kroll”), an independent third-party valuation firm, to provide appraised values (the “Appraisal Report”) for each of the Registrant’s 49 properties located in New York, New Jersey, Connecticut, Delaware and North Carolina owned as of December 31, 2023 as well as the Registrant’s ownership interest in the property owned by the Registrant’s unconsolidated affiliate (collectively, the “Appraised Properties”) and a calculation of the range of the estimated NAV per share of the Common Stock as of December 31, 2023. Kroll based this range of estimated NAV per share upon (i) its appraisals of the Appraised Properties, (ii) market valuations of the Registrant’s other assets and liabilities, and (iii) the estimated value of the Registrant’s mortgage loans and other debt. Kroll does not have any direct interests in any transaction with the Registrant or its affiliates and has not performed any other services for the Registrant during the past two years (other than valuation services performed in connection with the determination of the Company’s NAV as of December 31, 2021 and December 31, 2022). The Board is ultimately and solely responsible for the determination of the NAV per share.

After considering all information provided, and based on the Board’s extensive knowledge of the Appraised Properties, other assets and liabilities, the Board concluded that the range of estimated NAV per share of its Common Stock of $29.00 to $35.31, with an approximate mid-range NAV per share of $32.02, as indicated in the Appraisal Report, was reasonable and unanimously agreed upon the estimated NAV per share for the Common Stock of $29.00, the low-range NAV per share. In establishing the estimated per share value below the mid-range, the Board considered multiple factors, including inflation, interest rates increasing, unfavorable market conditions and leasing risk associated with certain assets in the Registrant’s portfolio.

The table below sets forth the calculation of the Registrant’s estimated NAV of Common Stock as of December 31, 2023.

	Low	Mid-point(6)	High
Appraised Properties(1)	$878,380,000	926,570,000	979,260,000
Other Assets(2)	$32,258,096	32,258,096	32,258,096
Total Assets	$910,638,096	958,828,096	1,011,518,096

Mortgage Notes Payable and Secured Revolving Credit Facility(3)	$434,100,920	434,100,920	434,100,920
Other Liabilities(4)	$12,565,971	12,565,971	12,565,971
Total Liabilities	$446,666,891	446,666,891	446,666,891

Net Asset Value (NAV)	$463,971,205	512,161,205	564,851,205
Number of Shares of Common Stock Outstanding(5)	15,996,574	15,996,574	15,996,574
NAV per share	$29.00	32.02	35.31

(1) The value for the Appraised Properties was determined by Kroll in the manner described in detail below. For the Appraised Properties, Kroll adjusted the discount rate +/- 50 basis points, and the capitalization rates +/- 25 basis, from a mid-point estimate in order to estimate a range of values. The key assumptions that were used by Kroll in its models to estimate the value of each of the Appraised Properties are set forth in the following table:

	Range	Weighted Average
Capitalization Rate	6.00% - 8.25%	6.95%
Terminal Capitalization Rate	6.25% - 8.25%	7.23%
Discount Rate	7.50% - 10.25%	8.41%

(2) Includes amounts associated with the following line items from the Registrant’s audited financial statements for the year ended December 31, 2023: (i) cash and cash equivalents; (ii) rent receivables; (iii) allowance for bad debt; (iv) restricted cash; (v) prepaid expenses; and (vi) miscellaneous other assets. The Registrant believes that the carrying value of these assets estimates fair value.

(3) The value of the Registrant’s mortgage notes payable was estimated by comparing the contractual terms of the mortgage against market terms. Contractual cash flows were projected based on the mortgage terms. A market interest rate was estimated and used to discount the contractual cash flows to December 31, 2023. The resulting asset (below market) or liability (above market) is the value of the assumed debt as of December 31, 2023. The mortgage notes payable amounts are equal to the outstanding principal due minus the cumulative mark-to-market adjustment of $35,085,780.

(4) Includes amounts associated with the following line items from the Registrant’s audited financial statements for the year ended December 31, 2023: (i) accounts payable and accrued expenses; (ii) dividends payable; and (iii) other liabilities. The Registrant believes that the carrying value of these liabilities estimates fair value.

(5) Calculated on an interpolated basis and includes shares of Common Stock into which units of GTJ Realty, LP, the Registrant’s operating partnership, may be converted.

(6) The Mid-point calculation of the Registrant’s estimated NAV of Common Stock as of December 31, 2022 included the following: (i) Total Assets of $916,741,347, consisting of Appraised Properties of $851,470,000 and Other Assets of $65,271,347; minus (ii) Total Liabilities of $422,017,964, consisting of $407,792,072 of Mortgage Notes Payable and Secured Revolving Credit Facility, and $14,225,892 of Other Liabilities; resulting in (iii) NAV of $494,723,383; divided by (iv) 19,298,778 Shares of Common Stock Outstanding; resulting in (v) NAV per share of $25.63.

Methodology and Key Assumptions

In determining an estimated NAV per share, the Board considered information and analyses, including the Appraisal Report provided by Kroll. The Registrant’s goal in calculating an estimated NAV per share is to arrive at a value that is reasonable and supportable using what the Board deems to be appropriate valuation methodologies and assumptions. The following is a summary of the valuation and appraisal methodologies, assumptions, and estimates used to value the Registrant’s assets and liabilities.

Independent Valuation Firm

Kroll was selected by the Board to appraise the Appraised Properties. Kroll is engaged in the business of appraising commercial real estate properties and is not affiliated with the Registrant. The compensation the Registrant pays to Kroll is based on the scope of work and not on the appraised values of the Registrant’s real estate properties. The appraisals were performed in accordance with the Code of Professional Ethics & Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by the Appraisal Foundation, as well as the requirements of the state where each real property is located. The appraisals were reviewed, approved, and signed by individuals with the professional designation of MAI (Member of Appraisal Institute) as well as an individual licensed in the state where each property is located. The use of the Appraisal Report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing the Appraisal Report, Kroll did not, and was not requested to, solicit third-party indications of interest for the Common Stock in connection with possible purchases thereof or the acquisition of all or any part of the Registrant.

Kroll collected reasonably available material information that it deemed relevant in appraising the Appraised Properties. Kroll relied in part on property-level information provided by the Registrant, including (i) property historical and projected operating revenues and expenses; (ii) property lease agreements and/or lease abstracts; and (iii) information regarding recent or planned capital expenditures.

In conducting its investigation and analyses, Kroll took into account customary and accepted financial and commercial procedures and considerations as it deemed relevant. Although Kroll reviewed information supplied or otherwise made available by the Registrant for reasonableness, it assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and did not independently verify any such information. Kroll has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Kroll were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Registrant’s management and the Board. Kroll relied on the Registrant to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In performing its analyses, Kroll made numerous other assumptions as of various points in time with respect to industry performance, general business, economic, and regulatory conditions, and other matters, many of which are beyond its control and the Registrant’s control. Kroll also made assumptions with respect to certain factual matters. In addition, Kroll’s analyses, opinions, and conclusions were necessarily based upon market, economic, financial, and other circumstances and conditions existing as of or prior to the date of the Appraisal Report, and any material change in such circumstances and conditions may affect Kroll’s analyses and conclusions. Kroll’s Appraisal Report contains other assumptions, qualifications, and limitations that qualify the analyses, opinions, and conclusions set forth therein. Furthermore, the prices at which the Registrant’s real estate properties may actually be sold could differ materially from Kroll’s analyses.

Although Kroll considered any comments received from the Registrant relating to its Appraisal Report, the final appraised values of the Appraised Properties were determined by Kroll. The Appraisal Report is addressed solely to the Board to assist it in calculating an estimated NAV per share of the Common Stock. The Appraisal Report is not addressed to the public, may not be relied upon by any other person to establish an estimated NAV per share of the Common Stock, and does not constitute a recommendation to any person to purchase or sell any shares of Common Stock.

The foregoing is a summary of the standard assumptions, qualifications, and limitations that generally apply to the Appraisal Report. The Appraisal Report, including the analysis, opinions, and conclusions set forth in such Appraisal Report, is qualified by the assumptions, qualifications, and limitations set forth in the Appraisal Report.

Real Estate Valuation

As described above, the Registrant engaged Kroll to provide an appraisal of the Appraised Properties consisting of 49 properties in the Registrant’s portfolio, as well as one property owned by an affiliate in which the Registrant has an ownership interest, as of December 31, 2023. The scope of work by Kroll in performing the appraisal of the Appraised Properties included:

•
Identification of the Appraised Properties through information provided by the Registrant, assessors’ parcel numbers and street addresses;
•
Review of (and reliance upon) the Registrant provided data regarding rent rolls, lease rates and terms, real estate taxes, and operating expense data for the Appraised Properties;
•
A study of the markets to measure current market conditions, supply and demand factors, growth patterns, and their effect on the Appraised Properties;
•
A complete as vacant and as improved highest and best use analysis for the Appraised Properties; physically possible, legally permissible and financially feasible uses were considered and the maximally productive use was concluded;

•
Application of only the most appropriate valuation techniques amongst the cost, income capitalization and sales comparison approaches to value. Based upon the highest and best use of the Appraised Properties, the income capitalization approach was the primary indicator of value. Operating expense data, market indicators were analyzed and Kroll attempted to speak with buyers, sellers, real estate brokers, real estate developers, appraisers and public officials to confirm the data as it pertains to the Appraised Properties in this appraisal assignment. Kroll utilized this data in the direct capitalization and discounted cash flow methods of analysis. Kroll also utilized a sales comparison approach as a secondary approach to value. This approach was primarily used to test its income approaches for reasonableness. A cost approach was not utilized as market participants do not rely on this approach in estimating market value in regard to the Appraised Properties;
•
Estimate of the market values (range and midpoint estimate) of each of the Appraised Properties as of December 31, 2023;
•
Review of the balance sheet items of the Registrant, such as cash and other assets, as well as debt and other liabilities;
•
Establishing a fair value of the debt, based on the Registrant provided mortgage summaries and amortization schedules;
•
Discussing with the Registrant regarding finalization of the market value estimates of all assets and liabilities held by the Registrant in order for the Registrant to arrive at a fair value estimate of NAV per share in conformance with the IPA Valuation Guidelines.

As noted above, Kroll performed a full valuation of the Appraised Properties utilizing the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value. Set forth below is a summary of those approaches:

Income Capitalization Approach

Kroll estimated the “as is” market value of the Appraised Properties as of December 31, 2023 using an income capitalization approach, which is comprised of two methodologies: direct capitalization and discounted cash flow. In particular, Kroll applied a range of “market-supported” direct capitalization rates and discount rates to projected net income (“NI”) or cash flow, as applicable. An income capitalization approach, specifically the discounted cash flow method, simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its projection period. NI developed in Kroll’s analysis is the balance of potential income remaining after collection loss and operating expenses. This NI was then discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis. Thus, two key steps were involved: (1) estimating the NI applicable to each of the Appraised Properties and (2) choosing appropriate direct capitalization rates and discount rates.

Sales Comparison Approach

A sales comparison approach was used to assess the reasonableness of the conclusions reached through the income capitalization approach. A sales comparison approach considers what other purchasers and sellers in the applicable market had agreed to as a price for comparable real estate assets. This approach is based on the principle of substitution, which states that the limits of prices, rents and rates tend to be set by the prevailing prices, rents and rates of equally desirable substitutes.

Valuation of Cash, Other Assets and Other Liabilities

Values for the mortgage debt and secured revolving credit facility (collectively, the “Loans”) are reflective of the Registrant’s balance sheet as of December 31, 2023. The value of the Registrant’s mortgage notes payable was estimated by comparing the contractual terms of the mortgage against market terms. Contractual cash flows were projected based on the mortgage terms. A market interest rate was estimated and used to discount the contractual cash flows as of December 31, 2023. The resulting asset (below market) or liability (above market) is the value of the assumed debt as of December 31, 2023. As of December 31, 2023, Kroll calculated debt encumbering 47 of the Appraised Properties for a total mark-to-market asset of $35,085,780.

Other Assets and Liabilities

To derive the estimated NAV per share of the Registrant, Kroll added the other tangible assets and liabilities of the Registrant from the Registrant’s December 31, 2023 balance sheet to its estimated value of the real estate assets and mortgage loans.

Different parties using different assumptions and estimates could derive a different estimated NAV per share, and these differences could be significant. The value of the Registrant’s shares of Common Stock will fluctuate over time in response to developments related to individual assets in the Registrant’s portfolio and the management of those assets and in response to the real estate and finance markets.

Limitations of Estimated NAV Per Share

The various factors considered by the Board in determining the estimated NAV per share were based on a number of assumptions and estimates that may not be accurate or complete. As mentioned above, the Registrant is providing this estimated NAV per share in connection with setting the repurchase price under the SRP for the period that began December 1, 2023. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NAV per share. The estimated NAV per share is not audited and does not represent the fair value of the Registrant’s assets or liabilities according to GAAP.

Accordingly, with respect to the estimated NAV per share, the Registrant can give no assurance that:

•
a stockholder would be able to resell his or her shares of Common Stock at this estimated value;
•
a stockholder would ultimately realize distributions per share equal to the Registrant’s estimated NAV per share upon liquidation of the Registrant’s assets and settlement of its liabilities or a sale of the Registrant;
•
the Registrant’s shares of Common Stock would trade at the estimated NAV per share on a national securities exchange;
•
an independent third-party appraiser or other third-party valuation firm would agree with the Registrant’s estimated NAV per share; or
•
the methodology used to estimate the Registrant’s estimated NAV per share would be acceptable for compliance with Employee Retirement Income Security Act (ERISA) reporting requirements.

Similarly, the amount a stockholder may receive upon repurchase of his or her shares of Common Stock, if he or she participates in the SRP, may be greater than or less than the amount a stockholder paid for the shares of Common Stock, regardless of any increase in the underlying value of any assets owned by the Registrant.

In addition, the estimated NAV per share is based on the estimated value of the Registrant’s assets less the estimated value of the Registrant’s liabilities divided by the number of shares of Common Stock outstanding on an interpolated basis, calculated as of December 31, 2023. The estimated NAV per share was based upon 15,996,574 shares of Common Stock outstanding as of December 31, 2023, which was comprised of (i) 13,326,965 outstanding shares of Common Stock, plus (ii) 2,669,609 shares of Common Stock into which limited partner interests in GTJ Realty, LP, the Registrant’s operating partnership, may be converted.

Further, the value of the Registrant’s shares of Common Stock will fluctuate over time in response to developments related to individual assets in the Registrant’s portfolio and the management of those assets and in response to the real estate and finance markets. The estimated NAV per share does not reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated NAV per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale.

Share Repurchase Program

Pursuant to the SRP, stockholders desiring to participate in the SRP may have their shares of Common Stock redeemed by the Registrant at a redemption price per share equal to $26.10, which is 90% of the Registrant’s estimated NAV per share. This redemption price for the shares of Common Stock is applicable for the period which began on December 1, 2023. For a full description of the terms and conditions of the SRP, please see the SRP document filed as Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on June 30, 2022.

Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Registrant intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include statements regarding the intent, belief or current expectations of the Registrant and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Registrant undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. These statements depend on factors such as: projected cash flows; expected cash flow discount rates, terminal discount rates, terminal capitalization rates; future economic, competitive and market conditions; the Registrant’s ability to maintain occupancy levels and lease rates at its real estate properties; and other risk factors as outlined in the Registrant’s annual report on Form 10-K for the year ended December 31, 2022, as filed with the SEC. Actual events may cause the value and returns on the Registrant’s investments to be less than that used for purposes of the Registrant’s estimated NAV per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Letter to Stockholders, dated March 25, 2024
99.2	Consent of Kroll, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc.

Date:	March 20, 2024	By:	/s/ Louis Sheinker
Louis Sheinker President and Chief Operating Officer